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                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     The Board of Directors and Stockholders
     Tele-Communications, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which reports appear in the December 31, 1994 Annual Report on Form 10-K, as amended, of Tele-Communications, Inc. Our reports covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.


                                                   /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

     Denver, Colorado
     December 21, 1995